SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM 8-K/A

                               CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                           EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) December 4, 2003


                                  ZANETT, INC.
-----------------------------------------------------------------------------
                (Exact name of registrant as specified in charter)

        Delaware                    0-27068                 56-4389547
----------------------------  ---------------------   ----------------------
(State or other jurisdiction (Commission File Number)     (IRS Employer
   of incorporation)                                    Identification no.)


135 East 57th Street, 15th Floor, New York, NY               10022
----------------------------------------------               -----
(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code       (212)-980-4600
                                                         ---------------


      (Former name or former address, if changed since last report).
-----------------------------------------------------------------------------



Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Zanett, Inc. (the "Company" or "Zanett"), a Delaware corporation, filed a Current Report on Form 8-K on December 19, 2003 describing its acquisition of DeltaData, Inc., a California corporation doing business as Delta Communications Group, Inc., ("Delta"). This Current Report on Form 8-K/A amends the previously filed Form 8-K to include the financial information required by Item 7 of Form 8-K. This Current Report on 8-K/A contains forward looking statements that involve risks and uncertainties relating to this acquisition and actual results and developments may differ materially from those described in this amended Current Report. For more information about the Company and risks relating to investing in the Company, refer to the Company's annual report on Form 10-KSB for the year ended December 31, 2002.


Item 2.     Acquisition or Disposition of Assets

Zanett is an information technology ("IT") holding company that through its operating subsidiaries provides specialized IT services to Fortune 500 caliber and middle market companies, and large Government agencies. Collectively, the operating companies are referred to as the IT Commonwealth TM (the "Commonwealth"). Prospective Commonwealth members ("Commonwealth Members" or "Members") are selected for their profitability, market position, clients and management team. Acquisition terms are designed to limit financial risk to Zanett shareholders by requiring pre-determined performance milestones to be met in order to receive full purchase consideration. Part of this consideration is in the form of Zanett common stock, which also helps to align the interests of the selling shareholders with those of Zanett's shareholders. The Company believes its methodology of attracting Members to a business model of unit accountability and shared rewards has become a key aspect of the Zanett value proposition.

The Commonwealth model seeks to preserve the culture, management and business practices that contributed to the success of the acquired entities while leveraging cross-selling opportunities and achieving economies of scale. Although each Member continues to market its own services and individually manage its own client relationships post acquisition, each Member also becomes a source of leads to other Commonwealth Members. The Company encourages collaboration, knowledge-transfer, resource sharing and cross marketing among Commonwealth Members, while seeking to preserve their autonomy and individual strengths. To facilitate this collaborative process, regular meetings are attended by the heads of each Commonwealth Member and corporate management. The Commonwealth's overarching mission is to offer solutions that meet or exceed client expectations, are delivered on time and within budget, and achieve superior results.

On December 4, 2003 (the "Closing"), the Company acquired its fourth
IT Commonwealth (TM) member. Pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement") dated as of November 30, 2003, among the Company, Zanett Merger Sub DCG, Inc., a wholly owned subsidiary of the Company ("Merger Sub"), DeltaData, Inc., and Howard Norton, the Company acquired Delta through a merger (the "Merger") of Delta with and into Merger Sub. Upon consummation of the Merger, the separate corporate existence of Delta ceased and the name of Merger Sub was changed to Delta Communications Group, Inc. ("Delta"), which is a Delaware corporation.

Delta is a leading voice and data networking services integrator providing communications security, design and implementation solutions to businesses, governmental agencies and other organizations. It maintains strategic alliances with key manufacturers and communications vendors to offer its clients a comprehensive range of analysis, architecture, project management, remote monitoring, network audit, componentry and wide area networking solutions.

The aggregate consideration payable by the Company to all Delta shareholders (the "Delta Shareholders") consists of an initial cash consideration of $328,370, an initial stock issuance of 89,255 shares of the Company's common stock ("Common Stock"), and future contingent consideration to be paid upon achievement of specified milestones, described below. The Common Stock issued at closing was valued at $254,377 for accounting purposes based on the average closing price for the three trading days prior to the Closing.

The Delta Shareholders are eligible to receive contingent consideration in each of the three successive annual periods commencing December 1, 2003 based upon Delta attaining specified earnings targets in each period. The contingent consideration in each period consists of a payment of $145,000 in cash and the issuance of a number of shares of Common Stock determined by dividing $321,666 by the average closing price of the Common Stock for the ten trading days immediately preceding the issue date for each period. For accounting purposes, the value of the Common Stock issued for each annual performance period will be determined based on the closing price of the Common Stock for the trading day immediately preceding the resolution of the contingencies.

The annual contingent consideration discussed above will be paid to the Delta Shareholders only if Delta's earnings before interest, taxes, depreciation and amortization ("EBITDA"), as defined in the Merger Agreement, equal or exceed certain thresholds specified in the Merger Agreement. However, if Delta fails to meet the EBITDA requirements in any of the annual performance periods, the Delta Shareholders will be entitled to receive such amounts of annual contingent consideration not previously paid after the end of the third performance period if Delta generates for the three Performance Periods taken as a whole a combined EBITDA equal to or higher than the threshold specified in the Merger Agreement.

The Delta Shareholders are also eligible to receive additional contingent consideration at the end of the period commencing December 1, 2003 and ending on November 30, 2006, based upon Delta attaining a specified earnings target for such period. This additional contingent consideration consists of the issuance of a number of shares of Common Stock determined by dividing $400,000 by the average closing price of the Common Stock for the ten trading days immediately preceding the issuance of Common Stock for such period. For accounting purposes, the value of the Common Stock issued for additional contingent consideration will be determined based on the closing price of the Common Stock for the trading day immediately preceding the resolution of the contingencies.

The maximum aggregate consideration will be approximately $2.4 million, of which approximately $0.6 million was paid at Closing as the initial consideration and approximately $1.8 million could be paid as contingent consideration. The Company estimates that transaction costs associated with the acquisition of Delta will total approximately $350,000.

The Common Stock issued or issuable to the Delta Shareholders pursuant to the Merger Agreement (the "Shares") is subject to certain transfer restrictions until November 30, 2008 pursuant to lock-up agreements executed by Delta Shareholders. A portion of the Shares will be released from such restrictions when the closing bid price per share of the Common Stock equals or exceeds certain price targets.

The Company funded the cash portion of the purchase price paid at Closing from existing cash on hand.

In connection with the Merger, Delta entered into employment agreements with the Chief Executive Officer and the Vice-President, Sales of Delta. Pursuant to the employment agreements, each will be employed by Delta for a four-year period unless earlier terminated. Should the employment of the Chief Executive Officer be terminated, he will be entitled, under certain conditions, to receive specified severance benefits. Delta also entered into a Consulting Agreement with two outside contractors of Delta who will continue as contractors of Delta after the Merger until December 5, 2008.

Copies of the Merger Agreement, the Employment Agreements, the Consulting Agreements and the Lockup Agreements are attached as Exhibits 2.1, 10.1, 10.2 10.3, 10.4, 10.5, and 10.6 to the Current Report on Form 8-K filed on December 19, 2003. The foregoing description is qualified in its entirety by reference to the agreements filed herewith as Exhibits.

Item 7.      Financial Statements, Pro Forma Financial Information and
            Exhibits.

(a)     Financial Statements of Businesses Acquired.

The audited financial statements of DeltaData, Inc., as of November 30, 2003 and December 31, 2002 and for the periods then ended, together with the accompanying Independent Auditors' Report, are set forth in Exhibit 99.2.


(b)     Unaudited Pro Forma Financial Information

The unaudited pro forma condensed combining financial information for Zanett, Inc., and DeltaData, Inc., for the periods reflected therein, is set forth in
Exhibit 99.3.

(c)     Exhibits

2.1         Agreement and Plan of Merger (*)
10.1        Employment Agreement with Howard Norton (*)
10.2        Employment Agreement with Robert Anderson (*)
10.3        Consulting Agreement with Ricky Monteilh (*)
10.4        Consulting Agreement with James Bucklin (*)
10.5        Lock-up Agreement with Howard Norton (*)
10.6        Lock-up Agreement with Ruby Norton (*)
99.1 Press release, dated December 8, 2003, announcing the acquisition of Delta Communications Group, Inc. (*)
99.2        Financial statements of DeltaData, Inc. for the eleven-month period ended November 30, 2003 and the year ended December 31, 2002.
99.3        Pro Forma Condensed Combining Financial Information for
             Zanett, Inc. and DeltaData, Inc.

(*)   Exhibit incorporated by reference to the Company's Current Report on Form 8-K dated December 4, 2003.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          ZANETT, INC.


Date:  February 17, 2004                  by:   /s/ Jack M. Rapport
       -----------------                  ------------------------------
                                          Name:  Jack M. Rapport
                                          Title: Chief Financial Officer

Index to Exhibits

99.2        Financial statements of DeltaData, Inc. for the eleven month period ended November 30, 2003 and the year ended December 31, 2002.

99.3        Pro Forma Condensed Combining Financial Information for
             Zanett, Inc. and DeltaData, Inc.

EXHIBIT 99.2

Financial Statements of DeltaData,Inc. (dba Delta Communications Group) for the eleven months ended November 30, 2003 and the year ended December 31, 2002

DELTADATA, INC. (DBA DELTA COMMUNICATIONS GROUP)
INDEX TO FINANCIAL STATEMENTS                                 PAGE
-----------------------------                                 ----
Independent Auditors' Report

Balance Sheets as of November 30, 2003                          1
     and December 31, 2002

Statements of Operations for the eleven month period ended
     November 30, 2003 and year ended December 31, 2002         2

Statements of Stockholders' Deficit for the eleven months
     ended November 30, 2003 and the year ended
	     December 31, 2002                                          3

Statements of Cash Flows for the eleven months ended
     November 30, 2003 and the year ended December 31, 2002     4

Notes to Financial Statements

INDEPENDENT AUDITORS' REPORT

To the Stockholders of DeltaData, Inc. (dba Delta Communications Group)

We have audited the accompanying balance sheets of DeltaData, Inc. (dba Delta Communications Group)(the "Company") as of November 30, 2003 and December 31, 2002, and the related statements of operations, stockholders' deficit, and cash flows for the eleven months and year then ended, respectively. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of DeltaData, Inc. as of November 30, 2003 and December 31, 2002, and the results of its operations and its cash flows for the eleven months and year then ended, respectively, in conformity with accounting principles generally accepted in the United States of America.


/s/ Deloitte & Touche LLP
New York, New York
February 12, 2004

DELTADATA, INC. (DBA DELTA COMMUNICATIONS GROUP)

BALANCE SHEETS
                                                   NOVEMBER 30, DECEMBER 31,
                                                      2003          2002
                                                   ----------    ----------
ASSETS
Current assets
  Cash and cash equivalents                        $  124,830    $  289,748
  Accounts receivable, net of allowance
    for doubtful accounts of $49,960 and
    $89,500 as of November 30, 2003 and
    December 31, 2002, respectively                   427,515       586,516
  Inventories, net                                    435,771        31,691
  Other current assets                                 49,984         8,220
                                                   ----------    ----------
Total current assets                                1,038,100       916,175

Office equipment and software, net                      8,342        17,357
Deposits                                                9,128         6,468
                                                   ----------    ----------
Total assets                                       $1,055,570    $  940,000
                                                   ==========    ==========
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
  Accounts payable                                 $1,190,159    $1,254,041
  Accrued expenses                                    435,850       411,616
  Deferred revenue                                          -        80,901
  Current portion of long-term debt                    59,409       292,783
                                                   ----------    ----------
Total current liabilities                           1,685,418     2,039,341

Long-term debt                                        388,815       100,133
                                                   ----------    ----------
Total liabilities                                   2,074,233     2,139,474
                                                   ----------    ----------
Commitments

Stockholders' deficit
  Preferred stock, no stated value; 5,000,000
    shares authorized, none issued
    and outstanding                                         -             -
  Common stock, no stated value; 10,000,000
    shares authorized, 5,510,013 and 5,460,013
    issued and outstanding                                  -             -
  Paid in capital                                     605,655       603,355
  Accumulated deficit                              (1,624,318)   (1,802,829)
                                                    ----------   ----------
Total stockholders' deficit                        (1,018,663)   (1,199,474)
                                                   ----------    ----------
Total liabilities and stockholders' deficit        $1,055,570    $  940,000
                                                   ==========    ==========

See accompanying notes to the financial statements.

DELTADATA, INC. (DBA DELTA COMMUNICATIONS GROUP)
STATEMENTS OF OPERATIONS

                                                 ELEVEN MONTHS      YEAR
                                                      ENDED         ENDED
                                                   NOVEMBER 30,  DECEMBER 31,
                                                       2003          2002
                                                   ----------     ---------
Net sales                                          $6,047,621     $9,651,113
Cost of sales                                       4,799,416      8,318,208
                                                   ----------     ----------
Gross profit                                        1,248,205      1,332,905
                                                   ----------     ----------
Operating expenses:
  Selling and marketing                               601,907        893,012
  General and administrative                          437,809        796,664
                                                   ----------     ----------
Total operating expenses                            1,039,716      1,689,676
                                                   ----------     ----------
Operating income (loss)                               208,489       (356,771)

Other income (expense)
  Interest expense, net                               (29,978)       (29,217)
                                                   ----------     ----------
Total other expense, net                              (29,978)       (29,217)
                                                   ----------     ----------
Income (loss) before provision (benefit)
 for income taxes                                     178,511       (385,988)

Provision (benefit) for income taxes                        -              -
                                                   ----------     ----------

Net income (loss)                                  $  178,511     $ (385,988)
                                                   ==========     ==========

See accompanying notes to the financial statements.

DELTADATA, INC. (DBA DELTA COMMUNICATIONS GROUP)
STATEMENTS OF STOCKHOLDERS' DEFICIT

                          Common Stock
                       -----------------       Paid        Accumulated
                        Shares    Amount    in Capital       Deficit         Total
                     ----------  ---------  -----------   -------------    ----------
Balance at
January 1, 2002      5,460,013           -   $  603,355   $  (1,416,841)   $ (813,486)

Net loss                     -           -            -        (385,988)     (385,988)
                    ----------   ---------   ----------   -------------    ----------
Balance at
December 31, 2002    5,460,013                  603,355      (1,802,829)   (1,199,474)

Net income                   -           -            -         178,511       178,511

Issuance of
common stock to
officer for
services provided       50,000           -        2,300               -         2,300
                    ----------   ---------   ----------   -------------    ----------
Balance at
November 30, 2003    5,510,013           -   $  605,655   $  (1,624,318) $ (1,018,663)
                    ==========   =========   ==========   =============    ==========

See accompanying notes to the financial statements.

DELTADATA, INC. (DBA DELTA COMMUNICATIONS GROUP)
STATEMENTS OF CASH FLOWS

                                                   ELEVEN MONTHS    YEAR
                                                       ENDED        ENDED
                                                    NOVEMBER 30, DECEMBER 31,
                                                        2003         2002
                                                     ----------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                    $  178,511   $ (385,988)
Adjustments to reconcile net income (loss)
  to net cash provided by (used in)
  operating activities
    Depreciation and amortization                        10,187       10,578
    Non-cash stock compensation                           2,300            -
    Changes in assets and liabilities
      Accounts receivable, net                          159,001      386,455
      Inventories, net                                 (404,080)      16,124
      Other current assets                              (41,764)      (7,220)
      Deposits                                           (2,660)      10,785
      Accounts payable                                  (63,882)     (20,760)
      Accrued expenses                                   24,234       63,832
      Deferred revenue                                  (80,901)      21,333
                                                     ----------   ----------
Net cash (used in) provided by operating
activities                                             (219,054)      95,139
                                                     ----------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to office equipment and software               (1,172)      (2,100)
                                                     ----------   ----------
Net cash used in investing activities                    (1,172)      (2,100)
                                                     ----------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on notes payable                             148,975      329,004
Repayment of notes payable                              (93,667)    (285,912)
                                                     ----------   ----------
Net cash provided by financing activities                55,308       43,092
                                                     ----------   ----------
Net increase (decrease) in cash                        (164,918)     136,131

Cash and cash equivalents, beginning of year            289,748      153,617
                                                     ----------   ----------
Cash and cash equivalents, end of period             $  124,830   $  289,748
                                                     ==========   ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid                                        $   31,986   $   26,253
Income taxes paid (refunded)                         $   (8,220)  $    3,718

SUPPLEMENTAL DISCLOSURE OF NON CASH FLOW INFORMATION
During 2003, the Company issued 50,000 shares of
common stock to an officer of the Company.           $    2,300            -

See accompanying notes to the financial statements.

DELTADATA, INC. (DBA DELTA COMMUNICATIONS GROUP)
NOTES TO FINANCIAL STATEMENTS


1.     ORGANIZATION AND BUSINESS

DeltaData, Inc., (dba Delta Communications Group)("Delta" or the "Company"), is a voice and data networking services integrator providing communications security, design and implementation solutions to businesses, governmental agencies and other organizations. It maintains strategic alliances with key manufacturers and communications vendors to offer its clients a comprehensive set of analysis, architecture, project management, remote monitoring, network audit, componentry and wide area networking solutions.

On December 4, 2003, Zanett, Inc. ("Zanett") acquired all of the issued and outstanding shares of Delta and Delta became a wholly-owned subsidiary of Zanett (See Note 12).



2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates:
The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant accounting estimates used in the preparation of the Company's financial statements include the fair value of equity securities in the Company issued to employees, depreciation and amortization periods and the allowance for unrecoverable accounts receivable and inventories.

Cash and Cash Equivalents:
The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

Fair value of Financial Instruments:
The carrying value of financial instruments, which include cash equivalents, accounts receivable, accounts payable and accrued expenses, approximates their fair value due to their short maturities.

Based on interest rates currently available to the Company for borrowings with similar terms and maturities, the carrying value of the Company's long-term debt approximates its fair value.

Inventories:
Inventories consist of new and used network systems hardware and peripheral equipment. Inventory items are recorded on a first-in first-out or specific identification method as appropriate at cost. Allowances are recorded to reduce inventories to the lower of cost or market.

Revenue Recognition:
Sales of hardware are recognized when title and risk of loss is transferred to the customer which is generally at the time of shipment. The Company records an estimate of future product returns based on its historical experience.

Revenues from installation services are recognized upon completion of the installation. Other professional services are recognized when the services are performed. These services are generally short term in duration and may be based on fixed fee or time and materials arrangements.

The Company sells maintenance and telecommunications carrier services provided by third parties. Revenue is recognized net of cost since the Company is not the primary obligor in these arrangements.

Amounts invoiced or collected prior to the shipment of hardware or the performance of services are recognized as a liability and revenue recognition is deferred until such time that the revenue recognition criteria have been met.

Freight-in and other out-of-pocket expenses related directly to sales are included in costs of sales. Amounts invoiced to customers for these expenses are included in net sales during the period in which they are incurred.

Cost of Sales:
Costs of sales include the cost of hardware purchased from vendors that is resold to customers, as well as the cost of subcontractors engaged to perform installation and technical services sold to customers.

Income Taxes:
Income taxes are recorded in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". As required by this statement, deferred tax assets and liabilities are recognized for temporary differences in the basis of assets and liabilities for tax and financial reporting purposes. A valuation allowance related to deferred tax assets is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Office Equipment and Software:
Office equipment and software is stated at cost, less accumulated depreciation and amortization. Depreciation and amortization is provided for using the straight-line method over five years which is the estimated useful lives of the related assets.

Long-Lived Assets:
The Company reviews long-lived assets held and used in its business for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable, in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). The Company also reevaluates the potential impact of the depreciation and amortization of long lived assets to determine whether the events or circumstances warrant revised estimates of useful lives. The Company evaluates the carrying value of the long-lived assets in relation to the future undiscounted cash flows expected to result from the use of the asset and its eventual disposition when indications of impairment are present. If it is determined that an impairment in value has occurred, the carrying value of the asset will be reduced to the present value of the expected future operating cash flows to be generated by the asset. No impairment charges were recorded in the eleven months ended November 30, 2003 and the year ended December 31, 2002.

Stock-Based Compensation:
Stock-based compensation arrangements with employees are accounted for using the intrinsic value method in accordance with the provisions of Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" ("APB 25"). The Company applies SFAS No. 123, "Accounting for Stock-Based Compensation and Related Interpretations. ("SFAS 123") for stock-based compensation arrangements with non-employees. The Company applies the additional disclosure requirements of SFAS 123, as amended by SFAS No. 148 "Accounting for Stock-Based Compensation - Transition and Disclosure," for employee stock arrangements.

Had compensation cost for the Company's stock option grants to employees been determined based on the fair value at the grant dates for the awards consistent with the fair value method of SFAS 123, the Company's net income
(loss) for the eleven months ended November 30, 2003 and year ended December 31, 2002 would not have changed significantly.

Comprehensive Income:
SFAS No. 130, "Reporting Comprehensive Income", requires a full set of general purpose financial statements to be expanded to include the reporting of "comprehensive income." Comprehensive income is comprised of two components, net income and other comprehensive income. Comprehensive income is defined as the change in the equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Delta does not have any components of comprehensive income other than net income (loss).

Segment Reporting:
SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"), replaces an industry segment approach under previously issued pronouncements with a management approach. The management approach designates the internal organization that is used by management for allocating resources and assessing performance as the basis of the Company's reportable segments. SFAS No. 131 also requires disclosures about products and services, geographic areas and major customers. Delta currently has one reportable segment.

Recent Accounting Pronouncements:
On May 31, 2003, The Financial Accounting Standards Board ("FASB") issued SFAS No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This standard addresses how certain financial instruments with characteristics of both liabilities and equity should be classified and measured. The Company currently has no financial instruments with characteristics of both liabilities and equity and as a result the adoption of this standard will have no immediate impact on the Company's results of operations or financial position.

3.     CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject Delta to concentrations of credit risk primarily consist of cash and accounts receivable. Delta deposits its cash and cash equivalents with financial institutions of high credit quality. All accounts receivable are unsecured. Delta believes that any credit risk associated with receivables is minimal due to the credit worthiness of its direct customers.

For the eleven months ended November 30, 2003 and the year ended December 31, 2002, Delta had no customers that accounted for 10% or more of net sales in either of those periods.

At November 30, 2003, Delta had four customers that accounted for approximately 16%, 16%, 10% and 10% of accounts receivable, respectively. At December 31, 2002, Delta had two customers that accounted for approximately 26% and 13% of accounts receivable, respectively.


4.     OFFICE EQUIPMENT AND SOFTWARE

Office equipment and software consisted of the following at November 30, 2003 and December 31, 2002:

                               Estimated
                                Useful     November 30,   December 31,
                                Lives          2003           2002
                               -------     -----------    -----------
Office Equipment               5 years     $    44,036    $    42,864
Software                       5 years          11,090         11,090
                                           -----------      ---------
Total                                           55,126         53,954
Less:  Accumulated depreciation
         and amortization                      (46,784)       (36,597)
                                           -----------      ---------
Office equipment and software, net           $   8,342     $   17,357
                                           ===========      =========

Depreciation and amortization expense associated with office equipment and software was $10,187 for the eleven months ended November 30, 2003 and $10,578 for the year ended December 31, 2002.


5.     ACCRUED EXPENSES

Accrued expenses were comprised of the following at November 30, 2003 and December 31, 2002:

                                      November 30,  December 31,
                                         2003          2002
                                      ---------     ---------
Sales tax                             $  93,772     $  62,569
Payroll and related expenses             28,482        26,434
Sales commissions                        21,396        88,531
Other accrued expenses                  292,200       234,082
                                      ---------     ---------
Total accrued expenses                $ 435,850     $ 411,616
                                      =========     =========

6.     LONG-TERM DEBT

The Company had the following outstanding notes payable under long-term debt arrangements as of November 30, 2003 and December 31, 2002:

                                           November 30,   December 31,
                                               2003           2002
                                           -----------   ------------
      Note payable to bank,                $   348,091   $    251,025
        7.5%, collateralized
        by shareholder's deed
        of trust, matures January 10,
        2008
      Note payable to financing company,       100,133        141,891
        prime plus 2.5%, collateralized
        by personal guarantee of
        shareholder and shareholder's
        securities, due various dates
        through April 20, 2006
                                            ----------    -----------
      Total debt                            $  448,224    $   392,916
      Less: Current portion of long-term
             debt                               59,409        292,783
                                            ----------    -----------
      Long-term debt                        $  388,815    $   100,133
                                            ==========    ===========


These notes payable were repaid in December 2003 by Zanett (See Note 12).

Interest expense related to these notes amounted to $29,986 for the eleven months ended November 30, 2003 and $29,753 for the year ended December 31, 2002.


7.     COMMITMENTS AND CONTINGENCIES

The Company leases its main office space under a non-cancelable operating lease that expires in August 2004. The lease calls for a monthly base rental plus additional charges for general office type services such as telecommunications, printing and parking.

The Company maintains a leased automobile that is used by an officer of the Company. The lease calls for monthly lease payments and expires in August 2004.

Total expense under these operating leases amounted to $96,886 and $104,519 for the eleven months ended November 30, 2003 and the year ended December 31, 2002. The future minimum lease payments under these operating leases for the twelve months ending November 30, 2004 is $55,603.

The Company enters into agreements and customer contracts in the normal course of business that contain indemnification provisions for which the risks are considered nominal and impracticable to estimate. Historically, the
Company has not incurred any significant costs related to performance under these indemnities.

8.     INCOME TAXES

Components of the provision (benefit) for income taxes for the eleven months ended November 30, 2003 and the year ended December 31, 2002 are as follows:


                                           Eleven Months
                                              ended       Year Ended
                                            November 30,  December 31,
                                               2003           2002
                                            ----------    -----------
      Current:
        Federal                             $        -    $         -
        State                                        -              -
                                            ----------    -----------
                                            $        -    $         -
                                            ----------    -----------

      Deferred:
        Federal                             $        -    $         -
        State                                        -              -
                                            ----------    -----------
                                            $        -    $         -
                                            ----------    -----------
      Provision for income taxes            $        -    $         -
                                            ==========    ===========

A reconciliation of the net income tax benefit (provision) to the amount computed by applying the federal statutory tax rate to income before tax provision (benefit) for the eleven months ended November 30, 2003 and the year ended December 31, 2002 consists of the following:

                                          Eleven Months
                                              ended       Year Ended
                                            November 30,  December 31,
                                               2003           2002
                                            ----------    -----------
   Income tax based on federal
     statutory tax rate                     $   60,694    $  (131,236)
   State income taxes, net of
     federal benefit                             9,611        (28,907)
   Change in valuation allowance               (74,772)       163,764
   Other items                                   4,467         (3,621)
                                            ----------    -----------
                                            $        -    $         -
                                            ==========    ===========

Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) operating loss and tax credit carryforwards. The tax effects of significant items comprising the Company's net deferred tax asset as of November 30, 2003 and December 31, 2002 were as follows:

                                            Eleven Months
                                                ended      Year Ended
                                             November 30,  December 31,
                                                 2003          2002
                                            ----------     ---------
Reserves and non deductible accruals        $  241,800     $ 241,912
Net operating loss carryforwards               561,385       636,042
                                            ----------     ---------
Total deferred tax assets                      803,185       877,954
Less:  Valuation allowance                    (803,185)     (877,954)
                                            ----------     ---------
Net deferred tax asset                      $        -     $       -
                                            ==========     =========

As of November 30, 2003, the Company had net operating loss ("NOL") carryforwards of approximately $561,000.These loss carryforwards are available to offset future taxable income and will expire beginning in various years through 2022.


9.     401K PLAN

The Company maintains a qualified 401(k) deferred contribution savings plan for its employees under the Internal Revenue Code of 1986, as amended (the "401K Plan"). Participants may contribute a percentage of their gross wages not to exceed, in any given year, a limitation set by the Internal Revenue Service regulations. The Company made no contributions to the 401K Plan during the eleven months ended November 30, 2003 and the year ended December 31, 2002.


10.    STOCKHOLDERS' EQUITY

At November 30, 2003, Delta has authorized 10,000,000 shares of voting common stock with no stated value, of which 5,510,013 shares were issued and outstanding. Delta also has authorized 5,000,000 shares of preferred stock with no stated value, which none were outstanding at November 30, 2003. During 2003, the Company issued 50,000 shares of common stock to an officer of the Company as compensation for services performed in 2002.


11.     STOCK OPTION PLAN

The Company's 1998 Stock Option Plan (Stock Option Plan) provides for the granting of incentive stock options and nonqualified stock options. The maximum number of shares of common stock that may be issued under the terms of the Stock Option Plan shall not exceed 750,000 shares. Incentive stock options may only be granted to employees, but nonqualified stock options may be granted to employees, directors and consultants. The Company's management administers the Stock Option Plan and determines the life of the options, but in no event can the option life exceed 10 years from the date of the grant. The option vesting period is also determined by the Company's management, but no option can be exercisable before six months after the date of the grant. The options currently outstanding vest two years from the grant date. The option price of an incentive stock option cannot be less than 100% of the fair market value of the stock subject to the option on the date the option is granted. The option price of a nonqualified stock option cannot be less than 85% of the fair market value of the stock subject to the option on the date the option is granted. At November 30, 2003 and December 31, 2002, the Company did not have any nonqualified stock options outstanding.

Changes in shares related to options under the Stock Option Plan for the eleven months ended November 30, 2003 and the year ended December 31, 2002, are summarized as follows:

                                        Eleven Months
                                            Ended            Year Ended
                                         November 30,        December 31,
  2003                2002
                                   --------------------  --------------------
                                              Weighted-             Weighted-
                                               Average               Average
                                   Number Of  Exercise   Number Of  Exercise
                                     Shares     Price      Shares    Price
                                   ---------  ---------  ---------  ---------

Outstanding, beginning of period     126,250  $    1.18    116,250       1.18
Granted                                    -          -     10,000       1.25
Expired                               61,250       1.11          -          -
                                   ---------  ---------  ---------  ---------
Outstanding, end of period            65,000  $    1.25    126,250  $    1.18
                                   =========  =========  =========  =========

Options exercisable, end of period    55,000  $    1.25     91,250  $    1.16
                                   =========  =========  =========  =========

The following table summarizes information about stock options outstanding as of November 30, 2003:

                             Options Outstanding        Options Exercisable
                       -----------------------------    -------------------
                                Weighted-
                                Average    Weighted-              Weighted-
                               Remaining    Average                Average
                                 Life      Exercise               Exercise
                       Shares   (Years)      Price       Shares     Price
                       ------  ---------   ---------     ------   ---------
Exercise Price

$1.25                  65,000        2.2   $    1.25     55,000   $    1.25

12.     SUBSEQUENT EVENTS

On December 4, 2003, Zanett acquired all of the outstanding capital stock of Delta. As a part of the acquisition, Zanett repaid Delta's outstanding debt and assumed all other liabilities. Delta's Stock Option Plan was terminated and all options were cancelled.

The aggregate consideration payable by Zanett, Inc. to all Delta shareholders (the "Delta Shareholders") consists of an initial cash consideration of $328,370, an initial stock issuance of 89,255 shares of the Company's common stock ("Common Stock"), and future contingent consideration to be paid upon achievement of specified milestones, described below. The Common Stock issued at closing was valued at $254,377 for accounting purposes based on the average closing price for the three trading days prior to the Closing.

Delta Shareholders are eligible to receive contingent consideration in each of the three successive annual periods commencing December 1, 2003 based upon Delta attaining specified earnings targets in each period. The contingent consideration in each period consists of a payment of $145,000 in cash and the issuance of a number of shares of Common Stock determined by dividing $321,666 by the average closing price of the Common Stock for the ten trading days immediately preceding the issue date for each period. For accounting purposes, the value of the Common Stock issued for each annual performance period will be determined based on the closing price of the Common Stock for the trading day immediately preceding the resolution of the contingencies.

The annual contingent consideration discussed above will be paid to the Delta Shareholders only if Delta's earnings before interest, taxes, depreciation and amortization ("EBITDA"), as defined in the Merger Agreement, equal or exceed certain thresholds specified in the Merger Agreement. However, if Delta fails to meet the EBITDA requirements in any of the annual performance periods, the Delta Shareholders will be entitled to receive such amounts of annual contingent consideration not previously paid after the end of the third performance period if Delta generates for the three Performance Periods taken as a whole a combined EBITDA equal to or higher than the threshold specified in the Merger Agreement.

The Delta Shareholders are also eligible to receive additional contingent consideration at the end of the period commencing December 1, 2003 and ending on November 30, 2006, based upon Delta attaining a specified earnings target for such period. This additional contingent consideration consists of the issuance of a number of shares of Common Stock determined by dividing $400,000 by the average closing price of the Common Stock for the ten trading days immediately preceding the issuance of Common Stock for such period. For accounting purposes, the value of the Common Stock issued for additional contingent consideration will be determined based on the closing price of the Common Stock for the trading day immediately preceding the resolution of the contingencies.

The maximum aggregate consideration will be approximately $2.4 million, of which approximately $0.6 million was paid at Closing as the initial consideration and approximately $1.8 million could be paid as contingent consideration. Zanett estimates that transaction costs associated with the acquisition of Delta will total approximately $350,000.

Exhibit 99.3

Pro Forma Condensed Combining Financial Information for Zanett, Inc. and DeltaData, Inc.


INDEX TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION

                                                                  Page
Unaudited Pro Forma Condensed Combining Balance Sheet as of
  September 30, 2003                                                1

Unaudited Pro Forma Condensed Combining Statement of
  Operations for the nine months ended September 30, 2003           2

Unaudited Pro Forma Condensed Combining Statement of
  Operations for the Year ended December 31, 2002                   3

Notes to Unaudited Pro Forma Condensed Combining
  Financial Information                                             4

                                 Zanett, Inc.
             Unaudited Pro Forma Condensed Combining Balance Sheet
                          As of September 30, 2003

                                  Sept. 30, 2003 Historical     Pro Forma Adjustments    Sept. 30, 2003
                                 ---------------------------   -----------------------    Pro Forma
                                    Zanett         Delta           (a)         (b)         Combined
                                 ------------    -----------   ----------   ----------   -------------
Assets
Current assets:
  Cash and cash equivalents      $  2,950,933    $   299,771   $ (328,370) $  (461,011)  $  2,461,323
  Accounts receivable, net          3,254,299        791,649            -            -      4,045,948
  Other current assets                208,780        229,513            -            -        438,293
                                 ------------    -----------   ----------   ----------   ------------
Total current assets                6,414,012      1,320,933     (328,370)    (461,011)     7,406,575
Goodwill                           13,964,593              -            -    1,902,474     15,867,067
Investments                                 -              -      932,747     (932,747)             -
Other non-current assets              789,101         20,017            -            -        809,118
                                 ------------    -----------   ----------   ----------   ------------
Total assets                     $ 21,167,706    $ 1,340,950   $  604,377  $   508,716   $ 23,621,749
                                 ============    ===========   ==========   ==========   ============
Liabilities and stockholders' equity
Current liabilities:
  Accounts payable and accrued
  expenses                       $  1,552,713    $ 1,545,405   $  350,000  $         -   $  3,448,118
  Other current liabilities         1,872,779        479,022            -      (49,998)     2,301,803
                                 ------------    -----------   ----------   ----------   ------------
Total current liabilities           3,425,492      2,024,427      350,000      (49,998)     5,749,921
Note payable, related party         4,575,000              -            -            -      4,575,000
Long-term debt                      1,500,000        411,013            -     (411,013)     1,500,000
Deferred income taxes                  45,222              -            -            -         45,222
                                 ------------    -----------   ----------   ----------   ------------
Total liabilities                   9,545,714      2,435,440      350,000     (461,011)    11,870,143

Stockholders' equity
  Common stock                         27,648              -           89            -         27,737
  Additional paid-in capital       19,673,814        603,355      254,288     (603,355)    19,928,102
  Treasury stock, at cost             (27,974)             -            -            -        (27,974)
  Notes receivable for
    stock subscriptions            (1,647,686)             -            -            -     (1,647,686)
  Deferred compensation               (73,748)             -            -            -        (73,748)
  Accumulated deficit              (6,330,062)    (1,697,845)           -    1,573,082     (6,454,825)
                                 ------------    -----------   ----------   ----------   ------------
Total stockholders' equity         11,621,992     (1,094,490)     254,377      969,727     11,751,606
                                 ------------    -----------   ----------   ----------   ------------
Total liabilities and
  stockholders' equity           $ 21,167,706    $ 1,340,950   $  604,377   $  508,716   $ 23,621,749
                                 ============    ===========   ==========   ==========   ============

See notes to unaudited pro forma condensed combining financial information.

                              Zanett, Inc.
         Unaudited Pro Forma Condensed Combining Statement of Operations
                  For the Nine Months Ended September 30, 2003


                                                  Sept. 30, 2003 Historical     Pro Forma Adjustments    Sept. 30, 2003
                                                ----------------------------   -------------------------    Pro Forma
                                                   Zanett           Delta           (c)          (d)         Combined
                                                ------------    ------------   -----------   -----------   ------------
Net Sales                                       $ 11,993,324    $  5,466,349   $         -   $   466,747   $ 17,926,420
                                                ------------    ------------   -----------   -----------   ------------
Operating expenses:
  Cost of sales                                    7,305,735       4,514,146             -       321,555     12,141,436
  Selling and marketing                              936,200         433,541             -           351      1,370,092
  General and administrative                       3,192,920         384,461             -       101,254      3,678,635
                                                ------------    ------------   -----------   -----------   ------------
     Total operating expenses                     11,434,855       5,332,148             -       423,160     17,190,163
                                                ------------    ------------   -----------   -----------   ------------
        Operating income                             558,469         134,201             -        43,587        736,257
                                                ------------    ------------   -----------   -----------   ------------
Other (income) expense, net                         (913,431)         29,217       (29,986)       19,170       (895,030)
                                                ------------     ------------  -----------   -----------   ------------
Income before income tax provision                 1,471,900         104,984        29,986        24,417      1,631,287
Income tax provision                                 152,145               -             -             -        152,145
                                                ------------     ------------  -----------   -----------   ------------
Net income                                      $  1,319,755     $   104,984   $    29,986   $    24,417   $  1,479,142
                                                ============     ============  ===========   ===========   ============
Earnings per share (basic and diluted)          $       0.05                                               $       0.05
                                                ============                                               ============
Weighted average shares outstanding               28,206,450                        89,255        65,009     28,360,714
                                                ============                   ===========   ===========   ============

See notes to unaudited pro forma condensed combining financial information.

                                     Zanett, Inc.
               Unaudited Pro Forma Condensed Combining Statement of Operations
                         For the Year Ended December 31, 2002

                                        December 31, 2002 Historical          Pro Forma Adjustments         Dec. 31, 2002
                                        ----------------------------  -------------------------------------   Pro Forma
                                           Zanett          Delta          (e)          (f)          (g)        Combined
                                        ------------    ------------  -----------  -----------  -----------  ------------
Net Sales                               $ 10,529,790    $  9,651,113  $         -  $ 5,020,220  $ 3,353,763  $ 28,554,886
                                        ------------    ------------  -----------  -----------  -----------  ------------
Operating expenses:
  Cost of sales                            6,488,430       8,318,208            -    3,338,461    1,959,275    20,104,374
  Selling and marketing                      833,036         893,012            -       34,839      284,676     2,045,563
  General and administrative               3,927,825         796,664            -      931,945      476,302     6,132,736
  Research and development                         -               -            -       80,738            -        80,738
  Impairment charges                         367,591               -            -            -            -       367,591
                                        ------------    ------------  -----------  -----------  -----------  ------------
     Total operating expenses             11,616,882      10,007,884            -    4,385,983    2,720,253    28,731,002
                                        ------------    ------------  -----------  -----------  -----------  ------------
        Operating income (loss)           (1,087,092)       (356,771)           -      634,237      633,510      (176,116)
                                        ------------    ------------  -----------  -----------  -----------  ------------
Other (income) expense, net                  178,212          29,217      (29,753)     232,762      123,189       533,627
Equity in losses of affiliates                 4,836               -            -            -            -         4,836
Minority interest                           (208,794)              -            -            -            -      (208,794)
                                         -----------    ------------  -----------  -----------  -----------  ------------
Income (loss) before income
  tax provision                           (1,061,346)       (385,988)      29,753      401,475      510,321      (505,785)
Income tax provision (benefit)               206,270               -            -            -            -       206,270
                                         -----------    ------------  -----------  -----------  -----------  ------------
Net income (loss)                        $(1,267,616)   $   (385,988) $    29,753  $   401,475  $   510,321  $   (712,055)
                                         ===========    ============  ===========  ===========  ===========  ============
Loss per share (basic and diluted)       $     (0.05)                                                        $      (0.02)
                                         ===========                                                         ============
Weighted average shares outstanding       26,443,743                       89,255      585,083      628,462    27,746,543
                                         ===========                  ===========  ===========  ===========  ============

See notes to unaudited pro forma condensed combining financial information.

                              ZANETT, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION


1.     Basis of Presentation.

On December 4, 2003 (the "Closing"), pursuant to the terms of the Agreement and Plan of Merger dated as of November 30, 2003, Zanett, Inc. (the "Company" or "Zanet"), acquired all of the capital stock of DeltaData, Inc. ("Delta")

The total consideration to be paid by the Company to the Delta Shareholders will be comprised of the initial consideration and future contingent consideration. The initial consideration of $328,370 in cash and 89,255 shares of the Company's common stock ("Common Stock") was paid at Closing.
The shares issued were valued at $254,377 for accounting purposes based on the average closing price of the Common Stock for the three trading days immediately preceding the Closing.

The Delta Shareholders are also eligible to receive contingent consideration in each of the three successive annual periods commencing December 1, 2003 based upon Delta attaining specified earnings and cash flow targets in each period. The contingent consideration in each period consists of a payment of $145,000 in cash and the issuance of a number of shares of Common Stock determined by dividing $321,666 by the weighted average closing price of the Common Stock for the ten trading days immediately preceding the issuance of Common Stock for each period. For accounting purposes, the value of the Common Stock issued for each annual performance period will be determined based on the closing price of the Common Stock for the trading day immediately preceding the resolution of the contingencies.

The annual contingent consideration, discussed above, will be paid to the Delta Shareholders only if Delta's earnings before interest, taxes, depreciation and amortization ("EBITDA"), as defined in the Merger Agreement, equal or exceed certain thresholds specified in the Merger Agreement. However, if Delta fails to meet the EBITDA requirements in any of the annual performance periods, the Delta Shareholders will be entitled to receive such amounts of annual contingent consideration not previously paid after the end of the third performance period if Delta generates for the three Performance Periods taken as a whole a combined EBITDA equal to or higher than the threshold specified in the Merger Agreement.

The Delta Shareholders are also eligible to receive additional contingent consideration at the end of the period commencing December 1, 2003 and ending on November 30, 2006, based upon Delta attaining specified earnings targets for such period. This additional contingent consideration consists of the issuance of a number of shares of Common Stock determined by dividing $400,000 by the average closing price of the Common Stock for the ten trading days immediately preceding the issuance of Common Stock for such period. For accounting purposes, the value of the Common Stock issued for additional contingent consideration will be determined based on the closing price of the Common Stock for the trading day immediately preceding the resolution of the contingencies.

The maximum aggregate consideration will be approximately $2.4 million, of which approximately $0.6 million was paid at Closing as the initial consideration and approximately $1.8 million could be paid as contingent consideration. The Company estimates that transaction costs associated with the acquisition of Delta will total approximately $350,000.

The Common Stock issued or issuable to the Delta Shareholders pursuant to the Merger Agreement (the "Shares") is subject to certain transfer restrictions until November 30, 2008 pursuant to lock-up agreements executed by Delta Shareholders. A portion of the Shares will be released from such restrictions when the closing bid price per share of the Common Stock equals or exceeds certain price targets.

The accompanying unaudited condensed combining pro forma financial information is presented to illustrate the continuing impact of the Delta acquisition by showing how it might have affected the Company's historical statements of operations as if the acquisition had occurred on January 1, 2002 and how it would have affected the Company's historical balance sheet as if the acquisition had occurred on September 30, 2003. It is not necessarily indicative of the results of operations that the Company would have reported if the acquisition had, in fact, been completed on those dates. The unaudited pro forma condensed combined financial information presented is based on, and should be read in conjunction with, the historical financial statements and the related notes thereto for both the Company and Delta. The results of operations of Delta will be consolidated with the results of operations of the Company for all periods subsequent to the acquisition date of December 4, 2003.

The unaudited pro forma condensed combining financial information included herein does not reflect any contingent consideration that may be paid in the future. The actual amount of future consideration will be recognized as an adjustment to goodwill in the period in which the contingency is resolved and will be based upon the price of the Company's Common Stock at the date the contingency is resolved.

The allocation of the initial purchase price consideration paid at Closing to the assets acquired and liabilities assumed included in the pro forma condensed combined financial information was based upon preliminary estimates of the fair market value of the acquired assets and assumed liabilities. These estimates of fair market value may change based upon completion of the Company's final valuation of the assets and liabilities of Delta.

The following table sets forth the components of the purchase price:

         Cash paid                                      $ 328,370
         Common stock issued                              254,377
         Estimated transaction costs                      350,000
                                                       ----------
         Total purchase price                          $  932,747
                                                       ==========

The following table provides the preliminary estimated fair value of the acquired assets and liabilities assumed based upon Delta's September 30, 2003 balance sheet:

          Current assets                               $1,320,933
          Non-current assets                               20,017
          Liabilities assumed                          (2,435,440)
                                                       ----------
          Fair value of net liabilities assumed        (1,094,490)
                                                       ----------
          Cost in excess of net liabilities
              assumed (recorded goodwill)               2,027,237
                                                       ----------
          Total estimated fair value of net
             assets acquired and recorded goodwill     $  932,747
                                                       ==========

2.     Explanation of pro forma adjustments:

The Unaudited Condensed Combining Pro Forma Balance Sheet As of September 30, 2003, was prepared by combining the historical financial statements of the Company and Delta. Certain pro forma adjustments, including the Company's investment in Delta, and the combining of Delta's balance sheet into the Company's balance sheet were made.

The Unaudited Pro Forma Statement of Operations For the Nine Months Ended September 30, 2003, was prepared by combining the historical financial statements of the Company and Delta. Certain pro forma adjustments were made that give effect to the Company's acquisition of Delta as if it had occurred on January 1, 2002.

The Unaudited Pro Forma Statement of Operations For the Year Ended December 31, 2002, was prepared by combining the historical financial statements of the Company and Delta. Certain pro forma adjustments were made that give effect to the Company's acquisition of Delta as if it had occurred on January 1, 2002.

These adjustments are made to present pro forma results for the nine months ended September 30, 2003 and the year ended December 31, 2002 for the Company as it currently operates.

Balance Sheet As Of September 30, 2003 Adjustments:

     (a)  To record the Company's $932,747 investment in Delta as follows:
          1.  Payment to the Delta Shareholders of $328,370 in cash;
          2. Issuance to the Delta Shareholders of 89,255 shares of the Company's common stock (par value $0.001) valued at $2.85 per share, which increased the Company's common stock by $89 and paid in capital by $254,288;
          3.  Accrual of $350,000 for estimated transaction costs;

     (b) To eliminate the Company's investment in Delta, eliminate Delta's shareholders' deficit balances, allocate and record the excess purchase price as goodwill of $2,027,237 and to reflect Zanett's subsequent repayment of Delta's $448,224 of long term debt.

Statement of Operations For The Nine Months Ended September 30, 2003
Adjustments:

     (c) To reduce interest expense by $29,986 related to Delta's debt that was repaid by the Company immediately after the Company's acquisition of Delta. The adjustment gives effect to the acquisition as if it had occurred on January 1, 2002 and assumes that the debt was repaid on that date. An adjustment of 89,255 shares was also made to reflect the additional shares that would have been outstanding for the calculation of earnings per share had the Delta acquisition occurred on January 1, 2003.

     (d) To give effect to the Company's acquisition of Paragon Dynamics, Inc ("PDI") which occurred on January 31, 2003, as if it had occurred on January 1, 2002 by including the pro forma results of PDI from January 1, 2003 through January 31, 2003 and to adjust the weighted average shares outstanding as if PDI had been acquired on January 1, 2003. The results of PDI subsequent to the Company's acquisition of PDI are already included in the Company's historical results.

Statement of Operations For The Year Ended December 31, 2002 Adjustments:


     (e) To reduce interest expense by $29,753 related to Delta's debt that was repaid by the Company immediately after the Company's acquisition of Delta. The adjustment gives effect to the acquisition as if it had occurred on January 1, 2002 and assumes that the debt was repaid on that date. An adjustment of 89,255 shares was also made to reflect the additional shares that would have been outstanding for the calculation of earnings per share had the Delta acquisition occurred on January 1, 2002.

     (f) To give effect to the Company's acquisition of Paragon Dynamics, Inc. ("PDI") which occurred on January 31, 2003, as if it had occurred on January 1, 2002 by including the pro forma results of PDI for the year ended December 31, 2002 and to adjust the weighted average shares outstanding as if PDI had been acquired on January 1, 2002.

     (g) To give effect to the Company's acquisition of Brandywine Computer Group, Inc. ("BCG"), which occurred on May 31, 2002, as if it had occurred on January 1, 2002 by including the pro forma results of PDI from January 1, 2002 through May 31, 2002 and to adjust the weighted average shares outstanding as if PDI had been acquired on January 1, 2003. The results of BCG subsequent to the Company's acquisition of PDI are already included in the Company's historical results.